UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 22, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to PG&E Corporation Officer Severance Policy

On September 24, 2020, the Compensation Committee of the Board of Directors of PG&E Corporation (the “Compensation Committee”) approved amendments to the PG&E Corporation 2012 Officer Severance Policy (the “Severance Policy”), which provides benefits to officers of both PG&E Corporation and Pacific Gas and Electric Company (the “Utility”).  Under the Severance Policy, the Boards of Directors of PG&E Corporation and the Utility will have a right to cancel, reduce or require forfeiture of certain payments or benefits from (i) certain “executive officers” (as such term is defined in the Severance Policy) of PG&E Corporation and the Utility in the event of any felony conviction of PG&E Corporation or the Utility related to public health and safety or financial misconduct by PG&E Corporation or the Utility following its July 1, 2020 emergence from Chapter 11, provided that such executive officer was serving as an executive officer of PG&E Corporation or the Utility, as applicable, at the time of the underlying conduct that led to the conviction (“Company Conviction”), or (ii) either company’s chief executive officer or chief financial officer if that company is required to restate its financial statements due to such company’s material non-compliance with federal or state financial reporting requirements as a result of misconduct, so long as the officer was serving as chief executive officer or chief financial officer during the period for which the financial statement is restated, and provided that such limitation applies only to benefits that the officer would be eligible to receive during the 12 months following the first public issuance or filing of the financial statements with the SEC.

In addition, the Boards of Directors of PG&E Corporation and the Utility will have a right to recoup or require reimbursement or repayment of rights, payments, and benefits from certain executive officers in the event such executive officers engaged in misconduct that materially contributed to some of the actions or omissions on which the Company Conviction is based.  The Severance Policy also provides for a pro-rata payment of short-term incentive plan (“STIP”) awards upon severance, to be paid at the same time as other participants, so long as the severed officer was employed at least six months during the applicable STIP performance year, subject to the Compensation Committee’s or applicable Board of Director’s discretion to increase, decrease, or eliminate such payment.

Compensation of Interim Chief Financial Officer of PG&E Corporation

As previously reported on September 22, 2020, the Board of Directors of PG&E Corporation appointed Chris Foster as Interim Chief Financial Officer of PG&E Corporation, effective September 26, 2020.

On September 24, 2020, the Compensation Committee approved the terms of Mr. Foster’s compensation for his service as Interim Chief Financial Officer of PG&E Corporation.  In addition to Mr. Foster’s current annual salary, Mr. Foster will receive a monthly fee of $20,000 per month for his service as Interim Chief Financial Officer.

Separation Agreement with Andrew M. Vesey

On September 22, 2020, Andrew M. Vesey, former Chief Executive Officer, President and director of the Utility entered into a separation agreement (the “Separation Agreement”) with the Utility.  The Separation Agreement provides for a one-time severance payment in respect of base salary and bonus consistent with the Officer Severance Policy as described in PG&E Corporation and the Utility’s joint annual report on Form 10-K/A filed on March 31, 2020.  The Separation Agreement further provides for an additional $850,000 cash payment to Mr. Vesey corresponding to his target annual cash bonus amount for 2020.

The foregoing descriptions of the amendments to the Severance Policy and Mr. Vesey’s Separation Agreement are qualified in their entirety by the full texts of the amended Severance Policy and of the Separation Agreement, which will be filed as exhibits to PG&E Corporation and the Utility’s quarterly report on Form 10-Q for the quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: September 28, 2020	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: September 28, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary